Filed Pursuant to Rule 424(b)(2)
Registration No. 333-289763

PROSPECTUS

Ardent Health, Inc.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

120,453,642 Shares of our Common Stock

Offered by the Selling Stockholders

We may offer and sell, from time to time, shares of our common stock, shares of preferred stock, or debt securities, in any combination, together or separately, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $500 million. This prospectus describes the general manner in which those securities may be offered by us using this prospectus. We will specify in an accompanying prospectus supplement and any related free writing prospectus the particular terms of securities offered by us and the offering thereof and may also add, update or change information contained in this prospectus.

In addition, this prospectus relates to the offer and sale, from time to time, of up to 120,453,642 shares of our common stock (the “Selling Stockholder Shares”) by the selling stockholders identified in the “Selling Stockholders” section of this prospectus or their permitted transferees, pledgees, distributees, donees or other successors-in-interest (which we refer to collectively herein, together with such identified selling stockholders, as the “Selling Stockholders”). The Selling Stockholders may sell the shares of our common stock in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares of our common stock in the section of this prospectus titled “Plan of Distribution—Selling Stockholders’ Plan of Distribution.” We will not receive any of the proceeds from the sale of our common stock by any of the Selling Stockholders. We have paid or will pay the fees and expenses incident to the registration of the shares of our common stock for sale by the Selling Stockholders. The Selling Stockholders will bear all discounts, commissions and stock transfer taxes, if any, attributable to their sales of the Selling Stockholder Shares.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “ARDT.” On August 20, 2025, the last reported sales price for our common stock was $13.02 per share. None of the other securities we may offer are currently listed on any securities exchange. Any applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus before investing in our securities.

Common stock, preferred stock and/or debt securities may be sold by us, or common stock may be sold by the Selling Stockholders, to or through underwriters or dealers or directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $500 million, and the Selling Stockholders may sell up to 120,453,642 Selling Stockholder Shares from time to time in one or more offerings as described in this prospectus. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We, or the Selling Stockholders, may also add, update or change in any prospectus supplement any of the information contained in this prospectus. To the extent that there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date, then the statement in the document having the later date will modify or supersede the earlier statement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, the Selling Stockholders nor any agent, underwriter or dealer has authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus. We, the Selling Stockholders and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement or any free writing prospectus, nor from a sale made under this prospectus and any applicable prospectus supplement or any free writing prospectus, that our affairs have remained unchanged since the date of this prospectus and any applicable prospectus supplement or free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any free writing prospectus or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “Ardent,” “the Company,” “we,” “us,” and “our” refer to Ardent Health, Inc. and direct and indirect subsidiaries of Ardent Health, Inc. and partnerships and joint ventures in which such subsidiaries are equity owners on a consolidated basis.

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider when making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, as well as under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Company Overview

We are a leading provider of healthcare services in the United States, operating in eight growing mid-sized urban markets across six states: Texas, Oklahoma, New Mexico, New Jersey, Idaho and Kansas. We deliver care through a system of 30 acute care hospitals and approximately 280 sites of care with 1,875 employed and affiliated providers as of June 30, 2025. Affiliated providers are physicians and advanced practice providers with whom we contract for services through a professional services agreement or other independent contractor agreement. We hold a leading position in a majority of our markets, and we believe we are one of the leading healthcare systems based on market share and our integrated network of hospitals, ambulatory facilities, and physician practices. We operate either independently or in partnership with premier academic medical centers, large not-for-profit hospital systems, community physicians, and a community foundation through our well-established and differentiated joint venture (“JV”) model. Collectively, we operate with a consumer-centric approach to caring for our patients and our communities. Our strategic JV partners offer us significant advantages, including expanded access points, clinical talent availability, local brand recognition, and scale that enable us to accelerate market penetration. We believe that we help our partners enhance their network and regional presence through our operational acumen. We strive to strengthen clinical services, drive operating improvements, and centrally manage operations to optimize hospital performance and enhance patient care. In each of these partnerships, we are the majority owner and serve as the day-to-day operator.

As of August 4, 2025, EGI-AM Investments, L.L.C. (“EGI-AM”) owned approximately 54.0% of our outstanding common stock. As a result, EGI-AM is our controlling stockholder and we are a “controlled company” within the meaning of the corporate governance standards of the New York Stock Exchange. EGI-AM is an affiliated entity of Equity Group Investments, a private investment firm founded more than 50 years ago by Sam Zell.

Corporate Information

Ardent Health, Inc. was initially formed in 2015 as a Delaware limited liability company. On July 17, 2024, Ardent Health Partners, LLC converted from a Delaware limited liability company into a Delaware corporation in connection with its initial public offering and changed its name to Ardent Health Partners, Inc. Effective June 3, 2025, Ardent Health Partners, Inc. changed its name to Ardent Health, Inc. Ardent Health, Inc. is a holding company that has affiliates that operate acute care hospitals and other healthcare facilities and employ physicians.

Our principal executive offices are located at 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027, and our telephone number is (615) 296-3000. Our website address is www.ardenthealth.com, and the information contained on, or accessible from, or hyperlinked to, our website and our facilities’ websites is not part of this prospectus by reference or otherwise.

RISK FACTORS

An investment in our securities involves a high degree of risk. Please see the risk factors described in Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as well as any risk factors included in any other filings we have made with the SEC that are incorporated by reference herein or set forth in any applicable prospectus supplement that accompanies this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operations or financial condition. Additional risk factors may be included in an applicable prospectus supplement relating to a particular offering of our securities. These risks could materially affect our business operations, results of operations or financial condition. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein contain “forward-looking statements,” as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (1) general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, current geopolitical instability, and impacts from the imposition of, or changes in, tariffs, as well as the potential impact on us of uncertain political, financial, credit and capital conditions; (2) possible reductions or other changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs, Medicaid waiver programs or state directed payments, that could have an adverse effect on our revenues and business; (3) reduction in the reimbursement rates paid by commercial payors, increased reimbursement denials or payment delays by commercial payors, our inability to retain and negotiate favorable contracts with private third party payors, or an increasing volume of uninsured or underinsured patients; (4) effects of changes in healthcare policy or legislation, including the One Big Beautiful Bill Act (the “OBBBA”) and any other reforms that have or may be undertaken by the current presidential administration, and legal and regulatory restrictions on our hospitals that have physician owners; (5) the ability to achieve operating and financial targets, develop and execute mitigation plans to offset to the extent possible impacts from the OBBBA, the scheduled expiration of temporary enhanced subsidies for individuals eligible to purchase insurance coverage through health insurance marketplaces and imposition of tariffs, attain expected levels of patient volumes and revenues, and control the costs of providing services; (6) security threats, catastrophic events and other disruptions affecting our, our service providers’ or our JV partners’ information technology and related systems, which have adversely affected, and could in the future adversely affect, our relationships with patients and business partners and subject us to legal claims and liabilities, reputational harm and business disruption and adversely affect our financial condition; (7) the highly competitive nature of the healthcare industry and continued industry trends towards clinical transparency and value-based purchasing may impact our competitive position; (8) inability to recruit and retain quality physicians, as well as increasing cost to contract with hospital-based physicians; (9) changes to physician utilization practices and treatment methodologies and other factors outside our control that impact demand for medical services and may reduce our revenues and ability to grow profitability; (10) the effects related to the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation; (11) continued industry trends toward value-based purchasing, third party payor consolidation and care coordination among healthcare providers; (12) inability to successfully complete acquisitions or strategic JVs or inability to realize all of the anticipated benefits; (13) liabilities because of professional liability and other claims brought against our hospitals, physician practices, outpatient facilities or other business operations; (14) exposure to certain risks and uncertainties by the JVs through which we conduct a significant portion of our operations, including anticipated synergies, of past acquisitions and the risk that transactions may not receive necessary government clearances; (15) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (16) operational, legal and financial risks associated with outsourcing functions to third parties; (17) our facilities are heavily concentrated in Texas and Oklahoma, which makes us sensitive to regulatory, economic and competitive conditions and changes in those states; (18) negative impact of severe weather, climate change, and other factors beyond our control, which could restrict patient access to care or cause one or more facilities to close temporarily or permanently; (19) risks related to the master lease agreement with subsidiaries of Ventas, Inc. (“Ventas”), pursuant to which we lease ten of our hospitals, and its restrictions and limitations on our business; (20) the impact of our significant indebtedness and the ability to refinance such indebtedness on acceptable terms; (21) our failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust our operations in response to changing laws and regulations; (22) the impact of governmental claims or governmental investigations, payor audits and litigation brought against our hospitals, physician practices, outpatient facilities or other business operations; (23) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements; (24) the impact of a deterioration of public health conditions associated with a future pandemic, epidemic or outbreak of infectious disease; (25) inability to or delay in building, acquiring, selling, renovating or expanding our healthcare facilities; (26) failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements; (27) the results of our efforts to use technology, including artificial intelligence and machine learning, to drive efficiencies, better outcomes and an enhanced patient experience; (28) our status as a controlled company; (29) conflicts of interest between our controlling stockholder and other holders of our common stock; and (30) other risk factors described in our filings with the SEC, including those discussed in Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus or any free writing prospectus.

We caution you that the foregoing list may not contain all of the risks and uncertainties that may affect the forward-looking statements made in this prospectus. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements in this prospectus are based on our management’s current beliefs, expectations, and projections about future events and trends affecting our business, results of operations, financial condition, and prospects. These statements are subject to risks, uncertainties, and other factors described in the “Risk Factors” section and included our filings with the SEC. We operate in a competitive and rapidly changing environment where new risks and uncertainties can emerge, making it impossible to predict all potential impacts on our forward-looking statements. Consequently, actual results may differ materially from those described. The forward-looking statements pertain only to the date they are made, and we do not undertake any obligation to update them to reflect new information or events unless required by law. You are advised not to place undue reliance on these statements and to consult any additional disclosures we may provide through the documents incorporated by reference into this prospectus, any free writing prospectus and our other filings with the SEC, such as our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website can be found at www.sec.gov. Our SEC filings are available free of charge on the “Investor Relations” page of our website at www.ardenthealth.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings expressly incorporated by reference in this prospectus or any applicable prospectus supplement, none of the other information on our website is part of this prospectus or incorporated by reference into this prospectus or any applicable prospectus supplement.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act, and the rules and regulations promulgated by the SEC thereunder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and our securities, you should read the entire registration statement and the additional information described below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents and information listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

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the information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders filed with the SEC on April 8, 2025, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 7, 2025 and August 6, 2025, respectively;

•	Current Reports on Form 8-K filed with the SEC on January 13, 2025 (solely with respect to Item 5.02), March 31, 2025, April 3, 2025, May 23, 2025 and June 20, 2025; and

•

the description of our common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in our Form 8-A filed with the SEC on July 16, 2024, as updated by the description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

Ardent Health, Inc.

340 Seven Springs Way, Suite 100

Brentwood, Tennessee 37027

(615) 296-3000

Attention: Investor Relations

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

USE OF PROCEEDS

Unless otherwise stated in any applicable prospectus supplement, we will use the net proceeds from the sale of any securities that may be offered by us for working capital, to acquire complementary businesses, products, services or technologies and for general corporate purposes, which may include repayment of debt and capital expenditures. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine.

We will not receive any of the proceeds from the sale of common stock being offered by any of the Selling Stockholders.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share;

•	our debt securities in one or more series, in each case consisting of notes or other unsecured evidences of indebtedness; or

•	any combination of the foregoing securities.

The Selling Stockholders may also offer and sell shares of our common stock from time to time in connection with this offering.

The terms of any securities offered will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a prospectus supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities. To the extent the information contained in any applicable prospectus supplement differs from the general description set forth in this prospectus, you should rely on the information in that prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the full text of our certificate of incorporation, as amended (our “Certificate of Incorporation”), and our amended and restated bylaws (our “Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus forms a part and incorporated by reference herein, and to the applicable provisions of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL.” To find out where copies of our Certificate of Incorporation and Bylaws can be obtained, see “Where You Can Find More Information.” References in this “Description of Capital Stock” section to “the Company,” “we,” “us,” “our” and “ours” refer to Ardent Health, Inc. and not to any of its subsidiaries.

General

Under our Certificate of Incorporation, we have authority to issue (i) 750,000,000 shares of our common stock, par value $0.01 per share, and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share. As of August 4, 2025, we had 143,106,447 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Our ability to pay dividends on our common stock is subject to our subsidiaries’ ability to pay dividends to us, which is, in turn, subject to the restrictions set forth in our existing debt agreements and which may be limited by the agreements governing other indebtedness we or our subsidiaries incur in the future.

The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. Our common stock is not subject to future calls or assessments by us. The rights and privileges of the holders of our common stock are subject to any series of preferred stock that we may issue in the future.

Preferred Stock

No shares of our authorized preferred stock are currently outstanding. Under our Certificate of Incorporation, our Board of Directors (the “Board”) has the authority, without further action by our stockholders, to issue up to 50 million shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. Because the Board has the power to establish the preferences and rights of the shares of any series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of our common stock and could delay, discourage or prevent a takeover of us even if a change of control of our Company would be beneficial to the interests of our stockholders.

Voting Rights

Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66 2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our Certificate of Incorporation, such as the provisions relating to amending our Bylaws and director liability.

Dividend Rights

Holders of our common stock are entitled to receive, on a pro rata basis, dividends, if any, as may be declared from time to time by our Board out of legally available funds, subject to preference that may be applicable to preferred stock, if any, then outstanding. Although we have paid cash dividends to our equity holders in the past, we currently do not expect to pay dividends on shares of our common stock and we currently intend to retain all available funds and any future earnings for use in the operation of our business. Any future determination to pay dividends will be made at the discretion of our Board and will depend on many factors, including our financial condition, earnings, legal and regulatory requirements, restrictions in our debt agreements and other factors our Board deems relevant.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share equally and ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable

All of our outstanding common stock is fully paid and nonassessable.

Registration Rights

Pursuant to the Registration Rights Agreement, dated as of July 3, 2015, and as amended on May 1, 2023 (as so amended, the “Registration Rights Agreement”), EGI-AM, ALH Holdings, LLC, a subsidiary of Ventas, Pure Health Capital Americas 1 SPV RSC LTD (“Pure Health”) and certain current and former executive officers of the Company are entitled to rights with respect to the registration of their shares under the Securities Act. The Registration Rights Agreement provides for customary demand and piggyback registration rights. Under the Registration Rights Agreement, the stockholders party thereto, or their permitted transferees, have the right to require us to register their shares under the Securities Act, so that those shares may be publicly resold, and such stockholders, or their permitted transferees, have the right to include their shares in any registration statement we file.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Some provisions of the DGCL and our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

Our Certificate of Incorporation provides that we are not governed by Section 203 of the DGCL which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

However, our Certificate of Incorporation includes a provision that restricts us from engaging in any business combination with an interested stockholder for three years following the date that person becomes an interested stockholder. Such restrictions shall not apply to any business combination between EGI-AM and any affiliate thereof or their direct and indirect transferees, on the one hand, and us, on the other.

Additionally, we would be able to enter into a business combination with an interested stockholder if:

•	before that person became an interested stockholder, our Board approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of our Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by our Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is any person who, together with affiliates and associates, is the owner of 15% or more of our outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. Under our Certificate of Incorporation, an “interested stockholder” does not include EGI-AM and any affiliate thereof or their direct and indirect transferees.

This provision of our Certificate of Incorporation could prohibit or delay mergers or other takeovers or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Board Vacancies

Our Certificate of Incorporation and Bylaws provide that only our Board will be allowed to fill vacant directorships.

Special Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders may be called by our Board, or by our President or Chief Executive Officer. Our Bylaws prohibit any stockholder from calling a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Elimination of Stockholder Action by Written Consent

Our Certificate of Incorporation and our Bylaws eliminate the right of stockholders to act by written consent without a meeting.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee to us or our stockholders; any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine; or any other action asserting an internal corporate claim, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Similarly, our Certificate of Incorporation provides that the U.S. federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Although our Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Amendment of Charter Provisions

The amendment of any of the above provisions would require approval by a stockholder vote by the holders of at least a majority of the voting power of the then outstanding voting stock. In addition, our directors are expressly authorized to amend our Bylaws without the approval of our stockholders.

The provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation of Liability and Indemnification

Our Certificate of Incorporation limits the liability of our directors and officers to the maximum extent permitted by the DGCL. The DGCL provides that directors and officers will not be personally liable for monetary damages for breach of fiduciary duty as directors or officers, except liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders);

•	for any transaction from which the director derived an improper personal benefit; or

•	for any action by or in the right of the corporation.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of our directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our Certificate of Incorporation will not adversely affect any right or protection of a director or officer existing at the time of such modification or repeal.

Our Certificate of Incorporation provides that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, employee or agent of another corporation, partnership, JV, trust or other enterprise. We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified will include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if required by law, we receive a written undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment, repeal or modification of these indemnification provisions, nor any provision of our Certificate of Incorporation that is inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or modification.

We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Corporate Opportunities

Under Delaware law, officers and directors generally have an obligation to present to the corporation they serve business opportunities which the corporation is financially able to undertake and which falls within the corporation’s business line and are of practical advantage to the corporation, or in which the corporation has an actual or expectant interest. A corollary of this general rule is that when a business opportunity comes to an officer or director that is not one in which the corporation has an actual or expectant interest, the officer is generally not obligated to present it to the corporation. Certain of our officers and directors may serve as officers, directors or fiduciaries of other entities and, therefore, may have legal obligations relating to presenting available business opportunities to us and to other entities. Potential conflicts of interest may arise when our officers and directors learn of business opportunities (e.g., the opportunity to acquire an asset or portfolio of assets, to make a specific investment, to effect a sale transaction, etc.) that would be of material advantage to us and to one or more other entities of which they serve as officers, directors or other fiduciaries.

Section 122(17) of the DGCL permits a corporation to renounce, in advance, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of a corporation in certain classes or categories of business opportunities. Where business opportunities are so renounced, certain of our officers and directors will not be obligated to present any such business opportunities to us. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, no officer or director of ours who is also an officer, director, employee, managing director or other affiliate of EGI-AM or ALH Holdings, LLC (a subsidiary of Ventas) or any of their respective affiliates will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to EGI-AM or Ventas or any of their respective affiliates instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to EGI-AM or Ventas or any of their respective affiliates (other than us), as applicable. This provision of our Certificate of Incorporation relates only to the EGI-AM and Ventas designees to our Board, namely Messrs. Sen and Sotir and Mses. Campion and Havdala (in the case of EGI-AM) and Mr. Bulgarelli (in the case of Ventas).

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ARDT.”

Nomination Agreement

On July 19, 2024, we entered into a Nomination Agreement with EGI-AM and ALH Holdings, LLC (a subsidiary of Ventas) that provides certain Board nomination and committee designation rights for EGI-AM and certain Board nomination rights for ALH Holdings, LLC. For additional information, see “Certain Relationships and Related Party Transactions—Nomination Agreement” in our definitive proxy statement on Schedule 14A, filed with the SEC on April 8, 2025, which is incorporated by reference herein.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms and provisions of debt securities we may issue from time to time pursuant to this prospectus unless we provide otherwise in the applicable prospectus supplement. In this “Description of Debt Securities” section, unless specifically noted otherwise or unless the context otherwise requires, all references to “the Issuer,” “we,” “us,” “our” and “ours” refer to Ardent Health, Inc., as issuer of the debt securities, and not to any of the Issuer’s subsidiaries.

As required by federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities and is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described under “—Events of Default, Notice and Waiver.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. The statements made hereunder relating to any indenture and the debt securities to be issued thereunder are summaries and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all anticipated provisions of the indentures and the debt securities.

General

The indenture may provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series of debt securities may be reopened, without notice to, or the consent of, the holders of the debt securities of such series, for issuances of additional debt securities of such series or to establish additional terms of such series.

The indenture may provide that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under the indenture may resign as to the debt securities of one or more series or be removed as to the debt securities of any series by the holders of a majority in principal amount of the debt securities of such series then outstanding or, under certain circumstances, by the Issuer, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee, and, unless otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the debt securities of the series for which it is trustee under the indenture.

For a detailed description of the debt securities of any series, you should consult the applicable prospectus supplement relating to debt securities. Prior to the issuance of debt securities of any series, the following terms shall be established in, or pursuant to, authority granted by a resolution of the Issuer’s Board and set forth in an officers’ certificate, or established in one or more of indentures supplemental to the indenture:

(1)	the title of such debt securities;

(2)	any limit upon the aggregate principal amount of such debt securities which may be authenticated and delivered under the indenture (except as otherwise permitted under the indenture);

(3)

if any of such debt securities are to be issuable in global form, when any of such debt securities are to be issuable in global form and (i) whether such debt securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global security may exchange such interests for debt securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in the indenture, (iii) the name of the depository with respect to any such global security and (iv) if applicable and in addition to the persons specified in the indenture, the person or persons who shall be entitled to make any endorsements on any such global security and to give the instructions and take the other actions with respect to such global security contemplated in the indenture;

(4)	the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of, and any premium on, such debt securities will be payable;

(5)

the rate or rates at which such debt securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the interest payment dates, if any, on which such interest shall be payable and the regular record date, if any, for the interest payable on such debt securities on any interest payment date, the notice, if any, to holders regarding the determination of interest on a floating rate security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(6)

if in addition to or other than the corporate trust office of the trustee, the place or places where the principal of, or any premium and interest on, such debt securities shall be payable, any of such debt securities may be surrendered for registration of transfer or exchange and notices or demands to or upon the Issuer in respect of such debt securities and the indenture may be served;

(7)

whether any of such debt securities are to be redeemable at the option of the Issuer and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at the option of the Issuer;

(8)

if the Issuer is obligated to redeem or repay any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof, or otherwise, and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities shall be redeemed or repaid, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

(9)	the denominations in which any of such debt securities shall be issuable if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(10)

whether such debt securities will be convertible into, and/or exchangeable for, any securities or other property and, if so, the terms and conditions upon which such debt securities will be so convertible and/or exchangeable, and any deletions from or modifications of or additions to the indenture to permit or to facilitate the issuance of such convertible and/or exchangeable debt securities or the administration thereof;

(11)

if other than the principal amount thereof, the portion of the principal amount of any of such debt securities that shall be due and payable upon acceleration of the maturity thereof, or the method by which such portion is to be determined;

(12)

if other than U.S. dollars, the foreign currency in which purchases of such debt securities must be made and the foreign currency in which payment of the principal of, and any premium or interest on, such debt securities shall be payable;

(13)

if the principal of, or any premium or interest on, such debt securities are to be payable, at the election of the Issuer or a holder thereof or otherwise, in a currency other than that in which such debt securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such determination may or shall be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are stated to be payable and the currency in which such debt securities or any of them are to be paid pursuant to such determination, and any deletions from or modifications of or additions to the terms of the indenture to provide for or to facilitate the issuance of debt securities denominated or payable, at the election of the Issuer or a holder thereof or otherwise, in a foreign currency;

(14)

if the amount of payments of principal of, or any premium or interest on, such debt securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which, and the manner in which, such amounts shall be determined and paid or payable;

(15)

any deletions from, modifications of or additions to the events of default or covenants of the Issuer with respect to any of such debt securities (whether or not such events of default or covenants are consistent with the events of default or covenants described herein);

(16)

if (i) any one or more of the indenture provisions relating to satisfaction and discharge or legal defeasance shall not be applicable to such debt securities, (ii) there shall be covenants of the Issuer that shall be subject to covenant defeasance and, if so, which such covenants, (iii) such debt securities are subject to repayment at the option of the holders thereof, whether the Issuer’s obligation to repay such debt securities will be subject to satisfaction and discharge, legal defeasance and/or covenant defeasance under the indenture, and(iv) the holders of such debt securities have the right to convert and/or exchange such debt securities into any securities or other property, whether the right to effect such conversion and/or exchange will be subject to satisfaction and discharge, legal defeasance and/or covenant defeasance under the indenture, and any deletions from, or modifications of or additions to the satisfaction and discharge, legal defeasance and/or covenant defeasance provisions of the indenture (including any modification which would permit satisfaction and discharge, legal defeasance and/or covenant defeasance to be effected with respect to less than all of the outstanding debt securities of such series) in respect of such debt securities;

(17)	if any of such debt securities are to be issuable upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

(18)

if any of such debt securities are issuable in global form and are to be issuable in definitive form (whether upon original issuance or upon exchange of a temporary debt security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(19)

the circumstances under which the Issuer will pay additional amounts in respect of such debt securities with respect to any tax, assessment or other government charge and whether the Issuer will have the option to redeem such debt securities rather than trigger the requirement for the payment of such additional amounts;

(20)

if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to such debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

(21)

the person to whom any interest on such debt securities shall be payable, if other than the person in whose name any such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

(22)

if such debt securities shall constitute subordinated indebtedness and, if so, the definition of senior indebtedness and the applicability of other subordination provisions relating thereto, and any deletions from or modifications of or additions to the indenture to permit or to facilitate the issuance of such subordinated debt securities or the administration thereof; and

(23)	any other terms of such debt securities and any deletions from or modifications of or additions to the indenture in respect of such debt securities.

Except as described herein under “—Merger, Consolidation or Sale,” or as otherwise described in the applicable prospectus supplement relating to the debt securities of any series, an indenture will not contain any other provisions that would limit the ability of the Issuer and its subsidiaries to incur indebtedness or to substantially reduce or eliminate our assets, which may have a material adverse effect on the ability of the Issuer to service its indebtedness (including the debt securities) or that would afford holders of such debt securities protection from a material adverse effect resulting from:

(1)	a highly leveraged or similar transaction involving the Issuer, or its management, or any affiliate of any of those parties;

(2)	a change of control involving the Issuer; or

(3)	a reorganization, restructuring, merger or similar transaction involving the Issuer;

Furthermore, subject to the limitations set forth herein under “—Merger, Consolidation or Sale” or as otherwise described in the prospectus supplement relating to the debt securities of any series, the Issuer may, in the future, enter into certain transactions, such as the sale of all or substantially all of the assets of the Issuer or a merger or consolidation involving the Issuer, that would significantly increase the leverage of the Issuer or eliminate or otherwise substantially reduce the assets of the Issuer, which may have a material adverse effect on the ability of the Issuer to service its indebtedness (including the debt securities).

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000.

Unless otherwise described in the applicable prospectus supplement and except to the extent the debt securities of any series are issued in book-entry form and held by or on behalf of a depository with arrangements to the contrary, the principal of, and any premium and interest on, the debt securities of any series will be payable at any office or agency applicable to such payments, provided that, at the option of the Issuer, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at an account maintained within the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder of such debt security on the applicable regular record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for, to be fixed by the trustee, notice whereof shall be given to the holder of such debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner if such payment is deemed practicable by the trustee, all as more completely described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series, at the option of the holders thereof, will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at any office or agency applicable to such exchanges. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at any office or agency applicable thereto. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in a form satisfactory to the Issuer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of debt securities other than certain exchanges specified in the indenture that do not involve a transfer. The Issuer may from time to time designate one or more offices or agencies in addition to, or in lieu of the corporate trust office of the trustee, as well as rescind any such designation, where debt securities may be presented or surrendered for payment or for registration of transfer or exchange, except that the Issuer will be required to maintain a an office or agency in each specified place of payment for such debt securities.

Neither the Issuer nor any trustee shall be required to:

(1)

issue, register the transfer of or exchange the debt securities of any series during a period beginning at the opening of business 15 days before any selection of such debt securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)	register the transfer of or exchange any debt security, or portion thereof, selected for redemption, except for the unredeemed portion of any debt security being redeemed in part; or

(3)

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder of such debt security, except for the portion, if any, of that debt security not to be so repaid.

Merger, Consolidation or Sale

Except as otherwise described in an applicable prospectus supplement, under the terms of an indenture, the Issuer may not, in any transaction or series of related transactions, consolidate or amalgamate with or merge with or into any person or sell, assign, transfer, lease or otherwise convey all or substantially all its assets to any person unless:

(1)

either (A) the Issuer shall be the continuing, successor or surviving person, or (B) the successor person (if other than the Issuer) formed by or resulting from such consolidation, amalgamation or merger, or to whom such sale, assignment, transfer, lease or other conveyance is made, (i) shall be a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory of the United States of America and (ii) shall expressly assume the due and punctual performance and observance of every obligation in the indenture and the outstanding debt securities on the part of the Issuer to be performed or observed;

(2)

immediately after giving effect to such transaction or series of related transactions, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)

the Issuer shall have delivered to the trustee an officers’ certificate and a legal opinion, each stating that such consolidation, amalgamation, merger, sale, assignment, transfer, lease or other conveyance complies with the indenture and that all conditions precedent in the indenture provided for relating to such transaction or series of related transactions have been complied with.

For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the assets of one or more subsidiaries of the Issuer or another subsidiary, whether directly or as part of a consolidation, amalgamation or merger, which, if such assets were owned by the Issuer would constitute all or substantially all of the assets of the Issuer, shall be deemed to be the conveyance of all or substantially all of the assets of the Issuer to any such person under the indenture.

If the Issuer shall, in any transaction or series of related transactions, consolidate or amalgamate with or merge with or into any person or sell, assign, transfer, lease or otherwise convey all or substantially all its assets to any person, in accordance with the indenture, the successor person formed by or resulting from such consolidation, amalgamation or merger or to whom such sale, assignment, transfer, lease or other conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the indenture, with respect to the outstanding debt securities, with the same effect as if such successor person had been named as the Issuer in the indenture; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under indenture and the outstanding debt securities.

Covenants

The applicable prospectus supplement for the debt securities of any series will describe any important covenants applicable to such debt securities.

Events of Default, Notice and Waiver

Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of any series, any of the following events are events of default with respect the debt securities of such series:

(1)	default in the payment of any interest on any debt security of such series when due and the continuance of such default for 30 days;

(2)	default in the payment of the principal of, or any premium on, any debt security of such series when due at maturity or otherwise;

(3)	default in deposit of any sinking fund payment, if applicable, for any debt security of such series when due;

(4)

default in the performance or observance, or breach, of any covenant or other agreement of the Issuer in the indenture or any debt security of such series (other than one for which the consequences of a default or breach are addressed under another clause described herein under “—Events of Default, Notice and Waiver” or one added to the indenture solely for the benefit of the debt securities of a series other than such series), and the continuance of such default or breach for a period of 60 days after written notice of such default or breach is given to the Issuer by the trustee or to the Issuer and the trustee by the holders of not less than 25% in principal amount of the outstanding debt securities of such series and requiring such payment or other default to be remedied;

(5)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer occur;

(6)

if the debt securities of such series are entitled to the benefits of any guarantee, such guarantee is not, or is claimed by the applicable guarantor to not be, in full force and effect at any time; and

(7)	any other event of default provided in or pursuant to the indenture with respect to the debt securities of such series.

Within 30 days after becoming aware of the occurrence of any event of default under the indenture, or any default that with notice or the lapse of time, or both, would be an event of default under the indenture, the Issuer is required to notify the trustee in writing setting forth the details of such event of default or default, as the case may be, its status and the action that the Issuer is taking or proposes to take, if any, in respect thereof.

If an event of default other than an event of default under clause (5) above with respect to debt securities of any series occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal of, and any premium due on, or such lesser amount as may be provided for in the terms of the debt securities of such series, and any accrued and unpaid interest on, all of the debt securities of such series to be due and payable immediately by written notice thereof to the Issuer and to the trustee if such notice is given by the holders of such debt securities. However, at any time after a declaration of acceleration with respect to the debt securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to the Issuer, may rescind and annul such declaration and its consequences if:

(1)

the Issuer shall have deposited with the trustee all overdue payments of the principal of, and any premium and interest on, the debt securities of such series other than solely as a result of such declaration of acceleration, plus certain fees, expenses, disbursements and advances of the trustee and its agents and counsel, and

(2)

all events of default, other than the non-payment of the principal thereof and any premium and interest thereon with respect to debt securities of such series which shall have become due and payable solely as a result of such declaration of acceleration, shall have been cured or waived under the indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If an event of default under clause (5) above with respect to the debt securities of any series occurs, then the principal of, and any premium due on, or such lesser amount as may be provided for in the terms of the debt securities of such series, and any accrued and unpaid interest on, the debt securities of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities of such series.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any continuing default with respect to such debt securities and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of such series, or in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Within 60 days after the trustee has actual knowledge of the occurrence of any default or event of default with respect to the debt securities of any series unless such default or event of default has been cured or waived under the indenture, the trustee is required to give written notice to the holders of the debt securities of such series within 90 days of a default under the indenture. The trustee shall not be charged with actual knowledge of any default or event of default unless (i) a responsible officer of the trustee shall have actual knowledge of such default or event of default or (ii) the trustee shall have received written notice of such default or event of default by the Issuer or by the holders of not less than 25% in principal amount of the outstanding debt securities of such series, and such notice is received by the trustee its corporate trust office, and such notice references the debt securities of such series. Subject to provisions in the indenture relating to its duties in case of a default with respect to the debt securities of any series, the trustee is under no obligation to exercise any of its rights or powers vested in it under the indenture at the request or direction of any holders of the debt securities of such series, unless those holders shall have offered to the trustee security or indemnity reasonably satisfactory to it.

No holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the indenture or such debt security, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless: (1) such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of such series; (2) the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request to the trustee to institute a proceeding in respect of such event of default in its own name as trustee; (3) such holder(s) have offered to the trustee indemnity or security reasonably satisfactory to it against the losses, damages, costs, expenses and liabilities to be incurred in compliance with such request; (4) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series; it being understood and intended that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture or any debt security to affect, disturb or prejudice the rights of any other such holders or holders of the debt securities of any other series, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under the indenture, except as otherwise provided in the indenture and for the equal and ratable benefit of all such holders.

The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction which (1) is in conflict with any law or the indenture or the debt securities of any series, (2) is inconsistent with other action the trustee deems to be proper or (3) may be unduly prejudicial to the rights of other holders of debt securities of such series (or any other series) not joining therein.

Notwithstanding the foregoing, the holder of any debt security may institute suit for the enforcement of payment of the principal of, and any premium and interest on, such debt security at the respective due dates thereof.

Within 120 days after the close of each fiscal year, the Issuer must deliver to the trustee a written statement of two specified officers as to whether, to their knowledge, (i) there is a default by the Issuer in the performance and observance of the indenture or the outstanding debt securities (without regard to notice requirements and/or periods of grace) or (ii) there is a default which, with notice or the lapse of time or both, would become an event of default or an event of default has occurred or is continuing, and specifying all such defaults and events of default and the nature and status thereof; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an event of default.

Modification

Modifications and amendments of the indenture and any debt securities may be made by the Issuer and the trustee only with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment (voting as separate classes); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(1)

change the stated maturity of the principal of, or any premium or interest on, such debt security, or reduce the principal amount of, or any premium on, or the rate or rates (or change the calculation of the rate or rates) of interest on, such debt security;

(2)

reduce (or change the manner of calculating) the amount payable upon the redemption or repayment of any such debt security, or change any date on, or period during which, any such debt security is subject to optional or mandatory redemption or repayment or otherwise alter the provisions relating thereto in a manner adverse to the interests of the holder or beneficial owners thereof;

(3)	reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of the maturity thereof or would be provable in bankruptcy;

(4)	change the place of payment where, or the currency in which the payment of principal of, or any premium or interest on, such debt security is payable;

(5)	impair the right to institute suit for the enforcement of any payment due with respect to such debt security;

(6)

reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holder is necessary to modify or amend the indenture or to waive compliance with certain provisions thereof or certain defaults and consequences thereunder provided for in the indenture;

(7)

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain covenants thereof or certain defaults and consequences thereunder, except to increase the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is necessary therefor or to provide that certain other provisions of the indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

(8)	reduce the quorum or voting requirements set forth in the indenture.

The holders of a majority in principal amount of outstanding debt securities of any series have the right, to the extent specified in the applicable prospectus supplement, to waive prospective compliance by the Issuer with one or more covenants applicable to the debt securities of such series either in specific circumstances or generally.

Modifications and amendments of the indenture and any debt securities may be made by the Issuer and the trustee without the consent of any holder of debt securities of any series for any of the following purposes:

(1)	to evidence the succession of another person to the Issuer and the assumption by any such succession of the covenants of the Issuer in the indenture and any debt securities;

(2)

to add to the covenants of the Issuer for the benefit of the holders of the debt securities of all or any series or to surrender any right or power conferred upon the Issuer with respect to the debt securities of all or any series;

(3)	to add events of default for the benefit of the holders of the debt securities of all or any series;

(4)

to change or eliminate any payment restrictions in respect of any debt securities or to permit or to facilitate the issuance of debt securities in global or uncertificated form, provided that any such action shall not adversely affect the interests of any holder or beneficial owner of any outstanding debt security of any series;

(5)

to amend or supplement any provision in the indenture or any debt securities, provided that any such action does not apply to any outstanding debt securities of any series which are entitled to the benefit of, or subject to, such provision;

(6)	to secure the debt securities or to secure or add guarantees for the benefit of the debt securities of all or any series;

(7)

to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion and/or exchange of those debt securities into any securities or other property;

(8)

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change provisions necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)

to cure any mistake or ambiguity, or to correct or supplement any defect or inconsistency in the indenture or any debt securities or to make any other provisions with respect to matters or questions arising thereunder, or to make any change necessary to comply with the Trust Indenture Act, provided that any such action shall not adversely affect the interests of any holder or beneficial owner of any outstanding debt security of any series;

(10)

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the legal defeasance, covenant defeasance and/or satisfaction and discharge of the debt securities of any series, provided that any such action shall not adversely affect the interests of any holder or beneficial owner of any outstanding debt security of any series;

(11)

to conform the terms of the indenture or the debt securities of any series to the description thereof contained in any prospectus, prospectus supplement, term sheet or other offering document relating to the offer and sale of such debt securities; or

(12)

to make any change necessary to comply with the applicable rules or procedures of the depository, if any, or any rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded, in each case which shall not adversely affect the interests of any holder or beneficial owner of any outstanding debt security of any series.

The indenture may provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

(1)

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable prior to its stated maturity at the date of that determination;

(2)

the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. Dollar equivalent, determined at original issuance, of the principal amount thereof (or, in the case of an original issue discount security, the U.S. Dollar equivalent at original issuance of such debt security of the amount determined as provided in clause (1) above);

(3)

the principal amount of an indexed security that shall be deemed outstanding shall be the principal amount of such indexed security at original issuance, unless otherwise provided with respect to the terms of such indexed security; and

(4)	debt securities owned by the Issuer or any other obligor in respect of the debt securities or any affiliate of the Issuer or such other obligor shall be disregarded.

The indenture may contain provisions for convening meetings of the holders of debt securities of any series to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action contemplated under the indenture. A meeting for any such purpose may be called at any time by the trustee and also, upon request, by the Issuer or the holders of at least 10% in principal amount of the outstanding debt securities of such series upon written notice.

The holders of a majority in principal amount of the outstanding debt securities of any series shall constitute a quorum for any meeting of holders of the debt securities of such series; provided, however, that if any action is to be taken with respect to a matter that the indenture expressly provides may only be given by the consent of the holders of a supermajority in principal amount of the outstanding debt securities of any series, then the holders of the specified supermajority in principal amount of the debt securities of such series shall constitute a quorum.

Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the indenture, any resolution presented to the holders of the debt securities of any series at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is greater or less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of such series.

Discharge, Legal Defeasance and Covenant Defeasance

The indenture shall cease to exist with respect to the debt securities of any series when (1) all debt securities of such series other than (A) debt securities of such series which have been discharged, lost or stolen and which have been replaced or paid and (B) debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust and thereafter repaid to the Issuer or discharged from such trust have been delivered to the trustee for cancellation or (2) all debt securities of such series not already delivered to the trustee for cancellation (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee, and the Issuer has irrevocably deposited with the trustee, in trust for holders of such debt securities, money in the currency in which such debt securities is payable in an amount sufficient to pay the entire indebtedness represented by such debt securities, including the principal of, and any premium and interest on, such debt securities to the date of such deposit (if such debt securities have become due and payable) or to the maturity or earlier redemption of such debt securities.

Unless the terms of the debt securities of any series provide otherwise, the Issuer may elect:

(1)

to defease and be discharged from any and all of its obligations with respect to such debt securities, except for (A) the rights of holders of such debt securities to receive payments of principal thereof and any premium and interest thereon then due ratably from the trust funds, (B) the obligations to register the transfer or exchange of such debt securities, and to replace temporary or mutilated, destroyed, lost or stolen debt securities, (C) the obligations to maintain an office or agency in respect of such debt securities, and (D) any rights of holders of such debt securities to repurchase or repay at their option, and the obligations of the Issuer to repurchase or repay such debt securities upon exercise of such option or otherwise (“legal defeasance”); or

(2)

if so provided in the terms of the debt securities of such series, to be released from its obligations with respect to any covenant so specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

The following shall be the conditions to the legal defeasance or covenant defeasance with respect to any outstanding debt securities of or within a series:

(a)

The Issuer shall irrevocably have deposited with the trustee, in trust for the holders of such debt securities, (1) an amount of money in the currency in which such debt securities are then specified as payable at their stated maturities or, if such legal defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant redemption date, as the case may be, (2) Government Obligations (as defined below) applicable to such debt securities (determined on the basis of the currency in which such debt securities are then specified as payable at their stated maturities or, if such legal defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant redemption date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank delivered to the trustee, to pay and discharge, and which shall be applied by the trustee to pay and discharge, (y) the principal of, and any premium and interest on, such debt securities at the stated maturities of such principal and interest, and (z) any mandatory sinking fund payments or analogous payments applicable to such outstanding debt securities on the day on which such payments are due and payable in accordance with the terms of the indenture and such debt securities.

(b)

Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound.

(c)

No event of default or event which, with notice or lapse of time or both, would become an event of default with respect to such debt securities shall have occurred and be continuing on the date of such deposit, and, solely in the case of legal defeasance, no event of default with respect to such debt securities under clause (5) under “—Events of Default, Notice and Waiver” above or event which with notice or lapse of time or both would become an event of default with respect to such debt securities under clause (5) under “—Events of Default, Notice and Waiver” above shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit.

(d)

In the case of legal defeasance, the Issuer shall have delivered to the trustee an opinion of counsel stating that (x) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of the indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders and beneficial owners of such outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; or, in the case of covenant defeasance, the Issuer shall have delivered to the trustee an opinion of counsel to the effect that the holders and beneficial owners of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e)

The Issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under the indenture have been compiled with.

(f)

If the monies or Government Obligations or combination thereof, as the case may be, deposited under subsection (a) above are sufficient to pay the principal of, and any premium and interest on, such debt securities on a particular redemption date, the Issuer shall have given the trustee irrevocable instructions to redeem such debt securities on such date and to provide notice of such redemption to holders thereof as provided in or pursuant to the indenture.

“Government Obligations” means securities which are:

(1)

direct obligations of the United States of America or such other government which issued the foreign currency in which the principal of, or any premium and interest on, the debt securities of a particular series is payable, in each case where the payment is supported by the full faith and credit of the United States of America or such other government, as applicable; or

(2)

obligations of a person controlled or supervised by, and acting as an agency or instrumentality of, the United States of America or such other government which issued the foreign currency in which the principal of, or any premium and interest on, the debt securities of such series is payable, in each case where the timely payment thereunder is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, as applicable, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on, or principal of, or other amount with respect to, any such Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of interest on, principal of, or other amount with respect to, such Government Obligation evidenced by the depository receipt.

In the event we effect covenant defeasance with respect to the debt securities of any series and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “—Events of Default, Notice and Waiver” above in respect of any covenant specified in the applicable prospectus supplement as to which such debt securities are subject to covenant defeasance, the funds in trust with the trustee may not be sufficient to pay amounts due in respect of such debt securities at the time of the acceleration resulting from such event of default since those funds were intended to be sufficient to pay amounts due in respect of such debt securities only at the time of their stated maturities. However, the Issuer would remain liable to make payment of those amounts due at the time of acceleration.

Conversion or Exchange Rights

The terms and conditions, if any, upon which the debt securities of a series may be convertible into, and/or exchangeable for, securities or other property will be set forth in the applicable prospectus supplement relating to such debt securities. Those terms will include details on the securities or other property into or for which such debt securities are convertible and/or exchangeable, the conversion and/or exchange price (or manner of calculation thereof), the conversion and/or exchange date(s) or period(s) (or manner of determining the same), the provisions as to whether, and upon what terms, any conversion and/or exchange will be mandatory or at the option of the Issuer or the option of the holders of such debt securities, the provisions requiring an adjustment to the conversion and/or exchange price and the provisions affecting conversion and/or exchange in the event of the redemption of such debt securities.

Trustee

We intend to name the indenture trustee for each series of debt securities in the applicable prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the depositary identified in the applicable prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The applicable prospectus supplement will describe the terms of the depositary arrangement with respect to such debt securities.

SELLING STOCKHOLDERS

Pursuant to the Registration Rights Agreement, certain of our stockholders are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights include the right to demand that we file with the SEC a registration statement on Form S-3 covering the registration of their registrable securities for resale, subject to certain conditions. In accordance with this obligation, this prospectus covers the possible resale or other disposition from time to time by the Selling Stockholders identified in the table below and their respective permitted transferees, pledgees, distributees, donees or other successors-in-interest of up to an aggregate of 120,453,642 shares of our common stock, which represent the Selling Stockholder Shares. The Selling Stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the Selling Stockholder Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

We are registering the Selling Stockholder Shares to permit the Selling Stockholders and their respective transferees, pledgees, distributees, donees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

For more information about our relationships with the Selling Stockholders and their affiliates, see “Certain Relationships and Related Party Transactions” in our definitive proxy statement on Schedule 14A, filed with the SEC on April 8, 2025, which is incorporated by reference herein. Except as otherwise disclosed herein or in a filing incorporated by reference herein, the Selling Stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

The table below sets forth the number of shares of our common stock beneficially owned by the Selling Stockholders, the number of shares of our common stock that may be offered under this prospectus and the number of shares of our common stock beneficially owned by the Selling Stockholders assuming all of the shares covered hereby are sold. Percentage ownership of our common stock is based on 143,106,447 shares of our common stock issued and outstanding as of August 4, 2025. We have determined beneficial ownership in accordance with the rules of the SEC. Thus, it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all of the shares of our common stock subject to time-vesting restricted stock units (“RSUs”) that will vest within 60 days of August 4, 2025 to be outstanding and beneficially owned by the person or entity holding the RSUs for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.

The Selling Stockholders may sell, transfer or otherwise dispose of some, all or none of the shares of our common stock that may be offered hereunder. We do not know when the shares of our common stock will be sold, transferred or otherwise disposed of by the Selling Stockholders, and the Selling Stockholders may offer the shares of our common stock from time to time.

Unless otherwise indicated below, the address of each Selling Stockholder listed in the table is c/o Ardent Health, Inc., 340 Seven Springs Way, Suite 100, Brentwood, Tennessee 37027.

The information set forth in the table below is based upon information obtained from the Selling Stockholders and upon information known to us.

	Shares of Common Stock Beneficially Owned		Shares of Common Stock That May be Sold Hereunder	Shares of Common Stock Beneficially Owned After Sale of All Common Stock That May be Sold Hereunder(1)
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
EGI-AM(2)	77,246,499	54.0%	77,246,499	—	—
Pure Health(3)	30,262,664	21.1%	30,262,664	—	—
Ventas(4)	9,342,501	6.5%	9,342,501	—	—
David Vandewater(5)	1,767,959	1.2%	1,767,959	—	—
Stephen C. Petrovich(6)	1,051,089	*	1,043,423	7,666	*
Neil Hemphill(7)	790,596	*	790,596	—	—

*	Less than 1%

(1)

Assumes that each of the Selling Stockholders sells all of their Selling Stockholder Shares covered by this prospectus and does not acquire beneficial ownership of any additional shares of our common stock.

(2)

Each of EGI-AM Investor, L.L.C., the manager of EGI-AM, and Chai Trust Company, LLC, the managing member of EGI-AM Investor, L.L.C., shares voting and dispositive power over the 77,246,499 shares held by EGI-AM. The address of these entities is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.

(3)

Each of (i) Pure Health, (ii) Pure Health Holding PJSC, a public joint stock company whose shares are listed on the Abu Dhabi Securities Exchange and the ultimate parent of Pure Health, (iii) Pure Health Capital LLC, the sole shareholder of Pure Health, and (iv) Pure Health Medical Supplies LLC, the controlling member of Pure Health Capital LLC, share voting and dispositive power over the 30,262,664 shares held by Pure Health. The address for Pure Health is 2462 RsCo-work01, 24th Floor, Al Sila Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates (“UAE”). The address for Pure Health Holding PJSC is Al Dar Real Estate Investment L.L.C. Building, RBW11,0, Al Raha Beach, 2 Al Raha Street, Abu Dhabi, UAE. The address for Pure Health Medical Supplies LLC is Office Number 3401 Vision Tower, Al Khaleej Al Tejar Street 1, Business Bay, Dubai, UAE, PO. Box: 283572. The address for Pure Health Capital LLC is 2, Al Rahah Street, Al Rahah, Abu Dhabi, 23035, UAE.

(4)

Ventas is the sole stockholder of VTR AMS, Inc., the sole and managing member of ALH Holdings, LLC, and has sole voting and dispositive power over the 9,342,501 shares held by ALH Holdings, LLC. The address for Ventas is 300 N. LaSalle Street, Suite 1600, Chicago, Illinois 60654.

(5)

Includes (i) 836,833 shares of common stock held by PEDS Strategic Investments, LLC, of which Mr. Vandewater is the managing member, (ii) 465,563 shares of common stock held by The David T. Vandewater 2015 GST-Exempt Family Trust Dated 12/2/15 (the “DTV Trust”), of which Stephen T. Braun is the trustee, and (iii) 465,563 shares of common stock held by The Phyllis B. Vandewater 2015 GST-Exempt Family Trust Dated 12/2/2015 (the “PBV Trust”), of which Mr. Vandewater is the trustee. The address for PEDS Strategic Investments, LLC, the DTV Trust and the PBV Trust is 30 Burton Hills Blvd., #355, Nashville, Tennessee 37215.

(6)

Includes (i) 186,225 shares of common stock held by the Emilie K. Petrovich GST-2016 Exempt Family Trust, of which Mr. Petrovich is the trustee and Mr. Petrovich’s children are beneficiaries, and (ii) 186,225 shares of common stock held by the Stephen C. Petrovich GST-2016 Exempt Family Trust, of which Mr. Petrovich’s spouse is the trustee and Mr. Petrovich’s children are beneficiaries. Mr. Petrovich disclaims beneficial ownership of these securities, except to the extent of Mr. Petrovich’s pecuniary interests therein, if any. Mr. Petrovich’s beneficial ownership also includes 3,233 RSUs scheduled to vest on September 25, 2025. Mr. Petrovich is the Executive Vice President and General Counsel of the Company.

(7)

Includes (i) 640,596 shares of common stock held by the NHND Trust, of which Mr. Hemphill and his spouse are co-trustees and joint beneficiaries, (ii) 50,000 shares of common stock held by the Michael Tyler Hardin 2024 Trust (the “MTH Trust”), of which Mr. Hemphill is the settlor, his spouse is the trustee and his son Michael is the sole beneficiary, (iii) 50,000 shares of common stock held by the Robert Michael

Hemphill 2024 Trust (the “RMH Trust”), of which Mr. Hemphill is the settlor, his spouse is the trustee and his son Robert is the sole beneficiary, and (iv) 50,000 shares of common stock held by The Hemphill Family Foundation, a Texas non-profit corporation, of which Mr. Hemphill serves as President and Chairman of the Board. Mr. Hemphill disclaims beneficial ownership of the securities held by the MTH Trust, RMH Trust and The Hemphill Family Foundation, except to the extent of Mr. Hemphill’s pecuniary interests therein, if any. The address for the MTH Trust, the RMH Trust and The Hemphill Family Foundation is 7739 Fair Oaks Parkway, Fair Oaks Ranch, Texas 78015.

PLAN OF DISTRIBUTION

Our Plan of Distribution

We may sell the securities covered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, brokers or dealers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents to investors or the public;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents or other purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name(s) of any managing underwriter(s);

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Selling Stockholders’ Plan of Distribution

The Selling Stockholders or their permitted transferees, pledgees, distributees, donees or other successors-in-interest may, from time to time after the date of this prospectus, sell, transfer or otherwise dispose of up to an aggregate of 120,453,642 shares of our common stock held by them, which represent the Selling Stockholder Shares. We are registering the Selling Stockholder Shares issued to the Selling Stockholders to permit the sale, transfer or other disposition of the Selling Stockholder Shares in accordance with the Registration Rights Agreement. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Selling Stockholder Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Selling Stockholder Shares.

The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Selling Stockholder Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or commissions or agent’s commissions. The Selling Stockholder Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, through distributions in kind for no consideration, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that involve cross trades or block transactions. The Selling Stockholders may use any one or more of the following methods when selling Selling Stockholder Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	an agreement with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the Selling Stockholder Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling Selling Stockholder Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Selling Stockholder Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as to be set forth in a supplement to this prospectus, in the case of an agency transaction, will not be in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; or, in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the Selling Stockholder Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Selling Stockholder Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Selling Stockholder Shares short and if such short sale shall take place after the date that the registration statement, of which this prospectus forms a part, has been declared effective by the SEC, the Selling Stockholders may deliver Selling Stockholder Shares covered by this prospectus to close out short positions and to return borrowed Selling Stockholder Shares in connection with such short sales. The Selling Stockholders may also loan or pledge Selling Stockholder Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use Selling Stockholder Shares to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Selling Stockholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Selling Stockholder Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the permitted transferees, pledgees, distributees, donees or other successors-in-interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Selling Stockholder Shares in other circumstances in which case the permitted transferees, pledgees, distributees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the Selling Stockholder Shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

At the time a particular offering of the Selling Stockholder Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of shares being offered by the Selling Stockholder and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers.

Under the securities laws of some U.S. states, the Selling Stockholder Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Selling Stockholder Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Selling Stockholder Shares registered pursuant to the registration statement, of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Selling Stockholder Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the Selling Stockholder Shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.

We will pay all expenses of the registration of the Selling Stockholder Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees, legal expenses incurred by us and all reasonable legal expenses incurred by counsel for the Selling Stockholders; provided, however, that each Selling Stockholder will pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Selling Stockholder Shares.

We may be required to indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders may

be entitled to contribution. We and our directors, officers and control persons may be indemnified by the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we or they may be entitled to contribution.

LEGAL MATTERS

The validity of the shares of our common stock, shares of preferred stock and debt securities offered by us pursuant to this prospectus will be passed upon for us by Sidley Austin LLP. The validity of the shares of our common stock offered by the Selling Stockholders pursuant to this prospectus will be passed upon for us by Stephen C. Petrovich, our Executive Vice President and General Counsel. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Ardent Health, Inc. (formerly Ardent Health Partners, Inc.) appearing in our Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

120,453,642 Shares of our Common Stock

Offered by the Selling Stockholders

PROSPECTUS

August 25, 2025